Nurse House, 2nd Floor, PC 43, Churchgate Street,
(formerly Afribank Street) Victoria Island, Lagos State.
10333 Harwin Dr Suit #677, Houston TX 77036, USA.
79, Townhouse Crescent Brampton, Ontario L6W 3C4
Tel: 0803 333 8600, 0809 833 8600
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

June 29th, 2023

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: CSF Capital, LLC.

Dear Sir/Madam:

The undersigned Olayinka Oyebola & Co. (Chartered Accountant) previously acted as Independent Auditors to audit review the financial statements of CSF Capital, LLC. We are no longer acting as Independent Auditors for the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated June 29, 2023, of CSF Capital, LLC. to be filed with the Securities and Exchange Commission which agrees with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Thank you.

Yours faithfully,
For: OLAYINKA OYEBOLA & CO.
(Chartered Accountants)

'YINKA OYEBOLA FCA, FCIT, MSc (Leeds)
Managing Partner/CEO